EXHIBIT (d)(21)


                                  FORWARD FUNDS
                        INVESTMENT SUB-ADVISORY AGREEMENT

This INVESTMENT SUB-ADVISORY AGREEMENT ("Agreement") effective as of September 1, 2008, is by and among Pictet Asset Management Limited (the "Sub-Advisor"), Forward Funds (the "Trust"), on behalf of the Accessor International Equity Fund, a series of the Trust (the "Fund"), and Forward Management, LLC (the "Advisor").

WHEREAS, the Trust is a Delaware statutory trust of the series type organized under an Amended and Restated Declaration of Trust dated as of June 9, 2005, as amended, and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, diversified management investment company, and the Fund is a series of the Trust; and

WHEREAS, the Advisor has been retained by the Trust to provide investment advisory services to the Fund with regard to the Fund's investments, as further described in the Trust's registration statement on Form N-1A (the "Registration Statement") and pursuant to an Amended and Restated Investment Management
Agreement dated as of July 1, 2005, as amended ("Investment Management Agreement"); and

WHEREAS, the Trust's Board of Trustees (the "Trustees"), including a majority of the Trustees who are not "interested persons" as defined in the 1940 Act, and the Fund's shareholders to the extent required under applicable law and regulation have approved the appointment of the Sub-Advisor to perform certain investment advisory services for the Trust, on behalf of the Fund, pursuant to this Agreement and as described in the Registration Statement, and the Sub-Advisor is willing to perform such services for the Fund; and

WHEREAS, the Sub-Advisor is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act").

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed among the Advisor, the Trust and the Sub-Advisor as follows:

1. Appointment. The Trust and the Advisor hereby appoint the Sub-Advisor to perform advisory services to the Fund for the periods and on the terms set forth in this Agreement. The Sub-Advisor accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

2. Investment Advisory Duties. Subject to the supervision of the Trustees and the Advisor, the Sub-Advisor will, in coordination with the Advisor as described below: (a) provide a program of continuous investment management for the Fund;
(b) make investment decisions for the Fund; and (c) place orders to purchase and sell securities for the Fund in accordance with the Fund's investment objectives, policies and limitations as stated in the Fund's current Prospectus and Statement of Additional Information as provided to the Sub-Advisor by the Advisor, as they may be amended from time to time; provided, that the Advisor shall provide the Sub-Advisor reasonable advance notice of any change to such investment objectives, policies and limitations.



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The  Sub-Advisor  further  agrees that, in performing its duties  hereunder,  it will:

(a) with regard to its activities under this Agreement, use reasonable efforts to comply in all material respects with the applicable provisions of the 1940 Act, the Advisers Act, and all applicable rules and regulations thereunder, the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Trustees, as they may be amended from time to time, provided that written copies of such procedures and amendments thereto are provided to the Sub-Advisor by the Advisor;

(b) use reasonable efforts to manage the Fund so that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder; provided, however, the Sub-Advisor shall not be responsible for the tax effect of any decisions made by or any actions taken by any person other than the Sub-Advisor;

(c) place orders pursuant to its investment determinations for the Fund, in accordance with applicable policies expressed in the Fund's Prospectus and/or Statement of Additional Information or otherwise established through written guidelines established by the Fund and provided to the Sub-Advisor by the Advisor, including without limitation, Section 4 hereof;

(d) furnish to the Trust and the Advisor whatever statistical information the Trust or the Advisor may reasonably request with respect to the Fund's assets or investments. In addition, the Sub-Advisor will keep the Trust, the Advisor and the Trustees informed of developments that the Sub-Advisor reasonably believes will materially affect the Fund's portfolio, and shall, on the Sub-Advisor's own initiative, furnish to the Trust from time to time whatever information the Sub-Advisor believes appropriate for this purpose;

(e) make available to the Fund's administrator (the "Administrator"), the Advisor and the Trust, promptly upon their request, such copies of its investment records and ledgers with respect to the Fund as may reasonably be required to assist the Advisor, the Administrator and the Trust in their compliance with applicable laws and regulations. The Sub-Advisor will furnish the Trustees, the Administrator, the Advisor and the Trust with such periodic and special reports regarding the Fund as they may reasonably request;

(f) meet periodically with the Advisor and the Trustees, in person or by teleconference, to explain its investment management activities, and any reports related to the Fund as may reasonably be requested by the Advisor and/or the Trust;

(g) immediately notify the Advisor, in writing, of the receipt of any notice of a class action proceeding related to the Fund or any other action or proceeding in which the Advisor or the Fund may be entitled to participate as a result of the Fund's securities holdings. The Sub-Advisor shall have no responsibility for filing claims on behalf of the Advisor or the Trust with respect to any such actions. The Sub-Advisor's responsibility with respect to such matters shall be to comply with the foregoing notification obligations and to cooperate with the Advisor and the Trust in making such filings, which shall include providing any relevant information regarding the Fund's securities holdings to the Advisor;

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(h) provide assistance to the Advisor,  custodian or recordkeeping agent for the
Fund in determining or confirming, consistent with the procedures and policies stated in the Fund's valuation procedures and/or Registration Statement, the value of any portfolio securities or other assets of the Fund for which the Advisor, custodian or recordkeeping agent seeks assistance from the Sub-Advisor or identifies for review by the Sub-Advisor. This assistance includes (but is not limited to): (i) designating an employee of the Sub-Advisor for consultation when the Trustees convene; (ii) notifying the Advisor in the event the Sub-Advisor determines, with respect to a security that is held both by the Fund and by another account managed by the Sub-Advisor, to price the security pursuant to such other account's policies and procedures for determining the fair value of a security; (iii) obtaining bids and offers or quotes from broker/dealers or market-makers with respect to securities held by the Fund, upon the request of the Advisor; (iv) verifying pricing and providing fair valuations or recommendations for fair valuation in accordance with the Fund's valuation procedures, as they may be amended from time to time; and (v) maintaining adequate records and written backup information with respect to the securities valuation services provided hereunder, and providing such information to the Advisor upon request;

(i) assist the Advisor, the Fund, and any of its or their trustees, directors, officers, and/or employees in complying with the provisions of the Sarbanes-Oxley Act of 2002 to the extent such provisions relate to the services to be provided by, and obligations of, the Sub-Advisor hereunder. Specifically, and without limitation to the foregoing, the Sub-Advisor agrees to provide certifications to the principal executive and financial officers of the Fund that correspond to the drafting and/or filing of the Fund's Form N-CSRs. N-Qs, N-SARs, shareholder reports, financial statements, and other disclosure documents or regulatory filings, in such form and content as the Advisor shall reasonably request or as in accordance with procedures adopted by the Trust;

(j) assist the Fund, and accordingly, the Trust's Chief Compliance Officer ("CCO") in complying with Rule 38a-1 under the 1940 Act. Specifically, the Sub-Advisor represents and warrants that it shall maintain a compliance program in accordance with the requirements of Rule 206(4)-7 under the Advisers Act, and shall provide the CCO with reasonable access to information regarding the Sub-Advisor's compliance program, which access shall include on-site visits with the Sub-Advisor as may be reasonably requested from time to time. In connection with the periodic review and annual report required to be prepared by the CCO pursuant to Rule 38a-1, the Sub-Advisor agrees to provide certifications as may be reasonably requested by the CCO related to the design and implementation of the Sub-Advisor's compliance program;

(k) provide assistance as may be reasonably requested by the Advisor in connection with compliance by the Fund with any current or future legal and regulatory requirements related to the services provided by the Sub-Advisor hereunder. The Fund is, however, ultimately responsible for legal and regulatory requirements;

(l) immediately notify the Advisor and the Trust to the extent required by applicable law in the event that the Sub-Advisor or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Sub-Advisor from serving as an investment advisor pursuant to this Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission ("SEC") or other

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regulatory authority. The Sub-Advisor further agrees to notify the Trust and the
Advisor immediately of any material fact known to the Sub-Advisor respecting or relating to the Sub-Advisor that would make any written information previously provided to the Advisor or the Trust materially inaccurate or incomplete or if any such written information becomes untrue in any material respect;

(m) immediately notify the Advisor and the Trust if the Sub-Advisor suffers a material adverse change in its business that would materially impair its ability to perform its relevant duties for the Fund. For the purposes of this paragraph, a "material adverse change" shall include, but is not limited to, a material loss of assets or accounts under management or the departure of senior investment professionals to the extent such professionals are not replaced promptly with professionals of comparable experience and quality;

(n) use no inside information that may be in its possession in making investment decisions for the Fund, nor seek to obtain any such information; and

(o) use its best judgment and efforts in rendering the advice and services contemplated by this Agreement.

3. Investment Authority. The Sub-Advisor's investment authority shall include, to the extent permitted under Section 2 hereof, the authority to purchase, sell, and cover open positions, and generally to deal in securities, swaps (including but not limited to interest rate swaps and credit default swaps), financial futures contracts and options thereon, currency transactions, and other derivatives and investment instruments and techniques as may be permitted for use by the Fund and consistent with the Registration Statement.

The Sub-Advisor may: (i) open and maintain brokerage accounts for financial futures and options and securities (such accounts hereinafter referred to as "Brokerage Accounts") on behalf of and in the name of the Fund; and (ii) execute for and on behalf of the Brokerage Accounts, standard customer agreements with a broker or brokers. The Sub-Advisor may, using such of the securities and other property in the Brokerage Accounts as the Sub-Advisor deems necessary or desirable, direct the custodian to deposit on behalf of the Fund, original and maintenance brokerage deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the Sub-Advisor deems desirable or appropriate.

4. Investment Guidelines. In addition to the information to be provided to the Sub-Advisor under Section 2 hereof, the Trust or the Advisor shall supply the Sub-Advisor with such other information as the Sub-Advisor shall reasonably request concerning the Fund's investment policies, restrictions, limitations, tax position, liquidity requirements and other information useful in managing the Fund's investments.

5. Representations, Warranties and Covenants of the Trust, Advisor and Sub-Advisor. The Trust represents and warrants to the Sub-Advisor that: (i) the retention of the Sub-Advisor as contemplated by this Agreement is authorized by the respective governing documents of the Fund; (ii) the execution, delivery and performance of this Agreement does not violate any obligation by which either the Fund or its property is bound, whether arising by contract,

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operation of law or otherwise; and (iii) this Agreement has been duly authorized by appropriate action of the Fund and when executed and delivered by the Advisor, on behalf of the Fund (and assuming due execution and delivery by the Sub-Advisor), will be the legal, valid and binding obligation of the Fund, enforceable against the Fund in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law).

The Advisor represents and warrants to the Sub-Advisor that: (i) the execution, delivery and performance of this Agreement does not violate any obligation by which it or its property is bound, whether arising by contract, operation of law or otherwise; and (ii) this Agreement has been duly authorized by appropriate action of the Advisor and when executed and delivered by the Advisor (and assuming due execution and delivery by the Sub-Advisor) will be the legal, valid and binding obligation of the Advisor, enforceable against the Advisor in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law).

The Sub-Advisor represents and warrants to the Advisor and the Trust that: (i) it is authorized to perform the services hereunder; (ii) the execution, delivery and performance of this Agreement does not violate any obligation by which the Sub-Advisor or its property is bound, whether arising by contract, operation of law or otherwise; (iii) this Agreement has been duly authorized by appropriate action of the Sub-Advisor and when executed and delivered by the Sub-Advisor (and assuming due execution and delivery by the Advisor and the Trust) will be the legal, valid and binding obligation of the Sub-Advisor, enforceable against the Sub-Advisor in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law); (iv) it is registered as an investment advisor with the SEC; and (v) it is not barred by operation of law, or any rule, or order of the SEC or any other regulatory body from acting as an investment advisor.

6. Use of Securities Brokers and Dealers. In placing purchase and sale orders for the Fund with brokers or dealers, the Sub-Advisor will attempt to obtain "best execution" of such orders. "Best execution" shall mean prompt and reliable execution at the most favorable terms of execution, taking into account price, speed and efficiency of execution, other factors that may be deemed relevant by the Sub-Advisor, and the other provisions hereinafter set forth. Whenever the Sub-Advisor places orders, or directs the placement of orders, for the purchase or sale of portfolio securities on behalf of the Fund, in selecting brokers or dealers to execute such orders, the Sub-Advisor is expressly authorized to consider the fact that a broker or dealer has furnished statistical, research or other information or services that enhance the Sub-Advisor's research and portfolio management capability generally. It is further understood in accordance with Section 28(e) of the Securities Exchange Act of 1934, as amended, that the Sub-Advisor may negotiate with and assign to a broker a commission that may exceed the commission that another broker would have charged for effecting the transaction if the Sub-Advisor determines in good faith that the amount of commission charged was reasonable in relation to the value of brokerage and/or research services (as defined in Section 28(e)) provided by such broker, viewed in terms either of the Fund's or the Sub-Advisor's overall responsibilities to the Sub-Advisor's discretionary

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accounts (the "Section 28(e) Actions");  provided,  however,  that Sub-Advisor's ability to engage in Section 28(e) Actions shall be subject to review by the Trustees from time to time, and if such Trustees reasonably determine that the Fund does not benefit, directly or indirectly, from such Section 28(e) Actions, the Sub-Advisor shall be prohibited from engaging in the same.

Unless otherwise directed by the Trust or the Advisor in writing, the Sub-Advisor may utilize the service of whatever securities brokerage firm or firms it deems appropriate to the extent that such firms are competitive with respect to price of services and execution, and so long as the Sub-Advisor complies with the "best execution" practices described above and applicable law and regulation.

7. Compensation. The Trust agrees to pay a Fee to the Sub-Advisor for the Fund assets managed by the Sub-Advisor, calculated as set forth in Exhibit A attached hereto and incorporated by reference herein. The Sub-Advisor acknowledges that the fee is payable solely out of the assets of the Fund.

The Fee shall be computed and accrued daily and paid monthly in arrears based on the average daily net asset value of the Fund as determined according to the manner provided in the then-current prospectus of the Fund.

The Advisor shall provide to the Sub-Advisor, promptly following request therefor, all information reasonably requested by the Sub-Advisor to support the calculation of the Fee and shall permit the Sub-Advisor or its agents, upon reasonable notice and at reasonable times and at Sub-Advisor's cost, to inspect the books and records of the Fund pertaining to such calculation.

8. Expenses. The Sub-Advisor will not be required to pay any expenses of the Fund except as expressly set forth in this Section 8. The Sub-Advisor will pay the cost of maintaining the staff and personnel necessary for it to perform its obligations under this Agreement, the expenses of office rent, telephone, telecommunications and other facilities it is obligated to provide in order to perform the services specified in Section 2, and any other expenses incurred by the Sub-Advisor in the performance of its duties hereunder.

9. Books and Records. The Sub-Advisor agrees to maintain such books and records with respect to its services to the Fund as are required by Section 31 under the 1940 Act, and rules adopted thereunder, and to preserve such records for the periods and in the manner required by that Section, and those rules. The
Sub-Advisor also agrees that records it maintains and preserves pursuant to Rules 31a-1 and Rule 31a-2 under the 1940 Act with respect to the Fund are the property of the Trust and will be surrendered promptly to the Trust upon its request, except that the Sub-Advisor may retain copies of such documents as may be required by law. The Sub-Advisor further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Fund are being conducted in accordance with applicable laws and regulations. Each party shall make available to the others, upon reasonable request, copies of any books, records, and other relevant information that enables the requesting party to comply with its obligations under applicable federal or state rules or regulations, including Rule 38a-1 of the 1940 Act and Rule 206(4)-7 of the Advisers Act, that arise as a result of the Agreement. Each party shall cooperate fully to assist the others with any

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review or audit  conducted  by  another  party or a third  party  designated  by another party, for the limited purpose of ensuring compliance with obligations under applicable federal or state laws that the parties become subject to as a result of the Agreement.

10. Aggregation of Orders. Provided the investment objectives, policies and restrictions of the Fund as provided to the Sub-Advisor in accordance with this Agreement are adhered to, the Fund agrees that the Sub-Advisor may aggregate sales and purchase orders of securities held in the Fund with similar orders being made simultaneously for other accounts managed by the Sub-Advisor or with accounts of the affiliates of the Sub-Advisor, if in the Sub-Advisor's reasonable judgment such aggregation shall result in an overall economic benefit to the Fund, taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses. The Fund acknowledges that the determination of such economic benefit to the Fund by the Sub-Advisor represents the Sub-Advisor's evaluation that the Fund may be benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.

11. Communication. The Advisor hereby authorizes the Sub-Advisor to communicate any relevant information regarding the present agreement to any authorized person and any person or entity employed from time to time by such authorised person to perform certain duties in respect of the Fund, subject to applicable confidentiality obligations, including the Fund's policies and procedures related to the selective disclosure of portfolio holdings.

The Advisor may at any time authorize the Sub-Advisor by a proper instruction to disclose information regarding the present agreement to any other persons or entities. The Sub-Advisor shall be entitled to rely upon the identity and authority of such persons or entities until it receives a proper Instruction to the contrary.

                  The Sub-Advisor may use with the persons or entities mentioned above any means of communication commonly used for this purpose in the industry, including but not limited to mail, facsimile, telex, SWIFT message, telephone, and electronic messages sent via Internet. The Sub-Advisor shall not be held liable for any loss or damage that may arise from the transfer, loss, alteration, interruption, reception, interception or forwarding of any message, order or instruction sent by such means, unless such loss or damage is caused by the fraud, wilful misfeasance, bad faith or gross negligence of the Sub-Advisor itself.

12. Liability. Neither the Sub-Advisor nor its officers, directors, employees, affiliates, agents or controlling persons shall be liable to the Trust, the Fund, its shareholders and/or any other person for the acts, omissions, errors of judgment and/or mistakes of law of any other fiduciary and/or other person with respect to the Fund.

Neither the Sub-Advisor nor its officers, directors, employees, affiliates, agents or controlling persons or assigns shall be liable for any act, omission, error of judgment or mistake of law (whether or not deemed a breach of this Agreement) and/or for any loss suffered by the Trust, the Fund, its shareholders and/or any other person in connection with the matters to which this Agreement relates; provided that no provision of this Agreement shall be deemed to protect the Sub-Advisor against any liability to the Trust, the Fund and/or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the

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performance  of its duties or the  reckless  disregard  of its  obligations  and duties under this Agreement.

The Trust, on behalf of the Fund, hereby agrees to indemnify and hold harmless the Sub-Advisor, its directors, officers, employees, affiliates, agents and controlling persons (collectively, the "Indemnified Parties") against any and all losses, claims damages or liabilities (including reasonable attorneys fees and expenses), joint or several, relating to the Trust or the Fund, to which any such Indemnified Party may become subject under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, the Advisers Act , or other federal or state statutory law or regulation, at common law or otherwise. It is understood, however, that nothing in this paragraph 13 shall protect any Indemnified Party against, or entitle any Indemnified Party to, indemnification against any liability to the Trust, the Fund or its shareholders to which such Indemnified Party is subject, by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of any reckless disregard of its obligations and duties under this Agreement.

13. Services Not Exclusive. The services of the Sub-Advisor are not exclusive, and nothing in this Agreement shall prevent the Sub-Advisor from providing similar services to other investment advisory clients, including but not by way of limitation, investment companies or to other series of investment companies, including the Trust, or from engaging in other activities, provided such other services and activities do not, during the term of this Agreement, interfere in a material manner with the Sub-Advisor's ability to meet its obligations to the Fund hereunder. When the Sub-Advisor recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Sub-Advisor recommends the purchase or sale of the same security for the Fund, it is understood that in light of its fiduciary duty to the Fund, such transactions will be executed on a basis that is fair and equitable to the Fund. In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Sub-Advisor nor any of its directors, officers or employees shall act as a principal. If the Sub-Advisor provides any advice to its clients concerning the shares of the Fund, the Sub-Advisor shall act solely as investment counsel for such clients and not in any way on behalf of the Trust or the Fund.

The Sub-Advisor provides investment advisory services to numerous other investment advisory clients, including but not limited to other funds, and may give advice and take action which may differ from the timing or nature of action taken by the Sub-Advisor with respect to the Fund. Nothing in this Agreement shall impose upon the Sub-Advisor any obligations other than those imposed by law to purchase, sell or recommend for purchase or sale, with respect to the Fund, any security which the Sub-Advisor, or the shareholders, officers, directors, employees or affiliates may purchase or sell for their own account or for the account of any client.

14. Materials. Each of the Advisor, the Trust and the Fund shall not make any representations regarding the Sub-Advisor or any of its affiliates in any disclosure document, advertisement, sales literature or other promotional materials without prior written consent of the Sub-Advisor, which consent shall not be unreasonably withheld. If the Sub-Advisor has not notified the Advisor of its disapproval of sample materials within twenty (20) days after its receipt thereof, such materials shall be deemed approved. The Sub-Advisor will be provided with any Registration Statements containing references or information with respect to the Sub-

Advisor prior to the filing of same with any regulatory authority and shall be afforded the opportunity to comment thereon.

15. Duration and Termination. This Agreement shall continue until September 30, 2009, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Board of Trustees or (ii) a vote of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

Notwithstanding the foregoing, this Agreement may be terminated: (a) at any time without penalty by the Fund upon the vote of a majority of the Trustees or by vote of the majority of the Fund's outstanding voting securities, upon sixty
(60) days' written notice to the Sub-Advisor; (b) by the Advisor at any time without penalty, upon sixty (60) days' written notice to the Sub-Advisor; or (c) by the Sub-Advisor at any time without penalty, upon sixty (60) days ' written notice to the Trust. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

The Agreement will terminate immediately upon written notification from the Advisor or the Trust if the Investment Management Agreement terminates with respect to the Fund.

16. Amendments. This Agreement may be amended at any time, but only by the mutual written agreement of the parties.

17. Proxies. Unless the Trust gives written instructions to the contrary, the Sub-Advisor shall vote all proxies solicited by or with respect to the issuers of securities invested in by the Fund. The Sub-Advisor shall maintain a record of how the Sub-Advisor voted and such record shall be available to the Trust upon its request. The Sub-Advisor shall use its best good faith judgment to vote such proxies in a manner which best serves the interests of the Fund's shareholders. The Sub-Advisor may delegate proxy voting to a third-party company provided, however, that the Sub-Advisor remains liable for the proxy voting.

18. Notices. Any written notice required by or pertaining to this Agreement shall be personally delivered to the party for whom it is intended or shall be sent to such party by prepaid first class mail or facsimile, at the address or number stated below.

If to the Trust:

Forward Funds
433 California Street, 11th Floor
San Francisco, CA  94104
Facsimile: (415) 982-2566

If to the Sub-Advisor:

Pictet Asset Management Limited
Moor House - Level 11
120 London Wall
London, United Kingdom EC2Y 5ET

If to the Advisor:

Forward Management, LLC
433 California Street, 11th Floor
San Francisco, CA 94104
Facsimile: (415) 982-2566


19. Confidential Information. Any information supplied by the Trust, the Fund or the Advisor, which is not otherwise in the public domain, in connection with the Fund or the Advisor is to be regarded as confidential and for use only by the Sub-Advisor and/or its agents, and only in connection with the Sub-Advisor's services under this Agreement. Any information supplied by the Sub-Advisor, which is not otherwise in the public domain, in connection with the performance of its duties hereunder is to be regarded as confidential and for use only by the Fund and/or its agents, and only in connection with the Fund and its investments. Any party in receipt of confidential information shall use reasonable precautions (substantially identical to those used in safeguarding of its own confidential information) that its directors, officers, employees and advisors abide by these confidentiality provisions.

20. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by the laws of the State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder.

(b) Delivery of Form ADV. Concurrently with the execution of this Agreement, the Sub-Advisor is delivering to the Advisor and the Trust a copy of Part II of its Form ADV, as revised. The Advisor and the Trust hereby acknowledge receipt of such copy.

(c) Captions. The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(d) Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

(e) Agency Relationship. Nothing herein shall be construed as constituting the Sub-Advisor as an agent of the Trust or the Fund, except as otherwise contemplated herein.

(f) Prior Agreement. This Agreement supersedes any prior agreement relating to the subject matter hereof among the parties.

(g) Counterparts. This Agreement may be executed in counterparts and by the different parties hereto on separate counterparts and by facsimile signature, each of which when so executed and delivered, shall be deemed an original and all of which counterparts shall constitute but one and the same agreement.

(h) Limited Liability of the Trust. The Sub-Advisor agrees that the Trust's obligations under this Agreement shall be limited to the Fund and its assets, and that the Sub-Advisor shall not seek satisfaction of any such obligation from the shareholders of the Fund nor from any Trustee, officer, employee or agent of the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the effective date above written.

FORWARD FUNDS

By:      /s/ J. Alan Reid, Jr.
         -----------------------------------
Name:    J. Alan Reid, Jr.
Title:   President

PICTET ASSET MANAGEMENT, LTD.

By:      /s/ G. Sharpe
         -----------------------------------
Name:    G. Sharpe
Title:   Director

PICTET ASSET MANAGEMENT, LTD.

By:      /s/ C. Lanter
         -----------------------------------
Name:    C. Lanter
Title:   Director

FORWARD MANAGEMENT, LLC

By:      /s/ Mary Curran
         -----------------------------------
Name:    Mary Curran
Title:   Secretary

                                    EXHIBIT A


The management fee with respect to the Accessor International Equity Fund (the "Fund") is comprised of a monthly base fee (the "Base Fee") payable by the Fund to the Sub-Advisor at an annual rate of 45 basis points (0.45%) of the Fund's average daily net assets over such month and a performance fee adjustment (the "Performance Fee Adjustment") as discussed below.

A. Calculating the Performance Fee Adjustment.

The Performance Fee Adjustment shall be calculated monthly by:

    i.   Determining   the   difference   in   performance   (the   "Performance
         Difference") between the Fund and the MSCI EAFE = EM (NDR) Index (the "Index"), as described in paragraph B;

   ii.   Using  the   Performance   Difference  to  determine  the   performance
         adjustment rate (the "Performance Adjustment Rate"), as illustrated in paragraph C; and

  iii. Applying the Performance Fee Adjustment Rate to the average daily net assets of the Fund during the Performance Measurement Period (as defined below).

B. Computing the Performance Difference.

The Performance Difference is calculated monthly, and is determined by measuring the percentage difference between the performance of one Advisor Class Share of the Fund and the performance of the Index over the performance measurement period as defined below (the "Performance Measurement Period"). The performance of one Advisor Class Share of the Fund shall be measured by computing the percentage difference, carried to five decimal places, between the net asset value as of the last business day of the period selected for comparison and the net asset value of such share as of the last business day of the prior period, adjusted for dividends or capital gain distributions treated as reinvested immediately. The performance of the Index will be established by measuring the percentage difference, carried to five decimal places, between the beginning and ending values of the Index for the comparison period, with dividends or capital gain distributions on the securities that comprise the Index being treated as reinvested immediately.

C. Determining the Performance Adjustment Rate

The Performance Adjustment Rate will increase or decrease proportionately with the Performance Difference. To the extent that the Performance Difference falls within a "null zone" that is equal to plus 150 basis points (1.50%) or minus 150 basis points (-1.50%), the Performance Fee Adjustment Rate shall be zero and there shall be no Performance Fee Adjustment. The Performance Fee Adjustment Rate shall not exceed an absolute value of 20 basis points (0.20%) (the "Maximum Performance Fee Adjustment Rate") and the Maximum Performance Fee Adjustment Rate shall be made when the Performance Difference reaches plus or minus 350 basis points (3.50%). Therefore, the minimum possible annual fee payable to the

Sub-Advisor will be 25 basis points (0.25%) and the maximum possible annual fee will be 65 basis points (0.65%).

D. Performance Measurement Periods

For the period from May 1, 2007 through April 30, 2008, the Sub-Advisor was paid at the Base Rate, without regard to any Performance Adjustment. Thereafter, the Performance Measurement Period shall equal the 12-month period prior to and including the month for which the fee is being calculated. The 12-month comparison period will roll over with each succeeding month, so that it will always equal 12 months, ending with the month for which the performance incentive adjustment is being computed. For the purpose of this paragraph, the performance of the International Equity Fund, a series of Accessor Funds, Inc. and the accounting predecessor of the Fund, will be treated as the performance of the Fund.

E. Changes to the "Index" or the "Class"

The Trustees of the Trust have initially designated the Index and the Advisor Class Shares of the Fund as the index and class to be used for purposes of determining the Performance Adjustment (referred to herein as the "Index" and the "Class," respectively). From time to time, to the extent permitted by the 1940 Act and the rules and regulations thereunder, the Trustees may, by a vote of the Trustees voting in person, including a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940
Act) of any such parties, determine (i) that another securities index is a more appropriate benchmark than the Index for purposes of evaluating the performance of the Fund; and/or (ii) that a different class of shares of the Fund other than the Class is most appropriate for use in calculating the Performance Adjustment. After ten days' written notice to the Sub-Advisor, a different index (the "Successor Index") may be substituted for the Index in prospectively calculating the Performance Adjustment, and/or a different class of shares (the "Successor Class") may be substituted in calculating the Performance Adjustment. However, the calculation of that portion of the Performance Adjustment attributable to any portion of the Performance Measurement Period prior to the adoption of the Successor Index will still be based upon the Performance Difference. The use of a Successor Class of shares for purposes of calculating the Performance Adjustment shall apply to the entire Performance Measurement Period so long as such Successor Class was outstanding at the beginning of such period. In the event that such Successor Class of shares was not outstanding for all or a portion of the Performance Measurement Period, it may only be used in calculating that portion of the Performance Adjustment attributable to the period during which such Successor Class was outstanding and any prior portion of the Performance Measurement Period shall be calculated using the Class of shares previously designated.